Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Ronald Kisling, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899, 530.265.9699 fax	408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com	email: rkisling@nanometrics.com

Nanometrics Reports First Quarter 2012 Financial Results
Revenues of $55.5 Million up 23% from the Fourth Quarter

MILPITAS, Calif., April 26, 2012 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology systems, today announced financial results for its first quarter ended March 31, 2012.

First Quarter Highlights

•	Revenues of $55.5 million, exceeding guidance and up 23% from the fourth quarter;

•	Record shipments of Atlas® flagship metrology systems for optical critical dimension (OCD) process control;

•	Significantly increased shipments of our recently-launched Atlas-II system for OCD;

•
Continued acceleration and expansion of 2X nm and 1X nm OCD recipes on Nanometrics systems, as our customers continue their investments to support high-volume production at these advanced technology nodes; and

•	Initial placements of Nanda SPARK defect inspection tools into strategic accounts for both advanced packaging and lithography process control applications.

GAAP Results

	Q1 2012		Q4 2011	Q1 2011

Revenues	$55,492		$45,277	$62,143

Gross Profit	$25,066		$20,710	$34,923

Income (Loss) from Operations	$4,106		$(528)	$17,063

Net Income (Loss)	$1,703		$(532)	$10,510

Earnings (Loss) per Diluted Share	$0.07		$(0.02)	$0.45

Non-GAAP Results

	Q1 2012		Q4 2011	Q1 2011

Gross Profit	$25,703		$21,120	$35,155

Income from Operations	$4,935		$3,815	$17,469

Net Income	$2,884	[1]	$2,315	$10,770

Earnings per Diluted Share	$0.12	[1]	$0.10	$0.46

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results exclude the impact of acquisitions, legal settlement, asset impairments, restructuring-related items and certain discrete tax items.
1These results reflect a tax benefit of $0.7 million from certain first quarter foreign losses which will be recorded upon receipt of pending IRS approval of certain company tax elections (expected in Q2 2012). See also footnote (c) to the Reconciliation of GAAP to non-GAAP financial results.

Commenting on the company's results, president and chief executive officer Dr. Timothy J. Stultz said, “The first quarter was a solid start to 2012, with a 23% increase in revenues driven by record OCD shipments that more than offset sequential declines in some of our other business areas. Our newest OCD platform, the Atlas-II, has easily surpassed the initial revenue contribution and growth rate of any of our prior product launches, and is on track to being the most successful new product ever developed by Nanometrics. We are also encouraged by improving expectations for capital spending in 2012, particularly among Nanometrics' largest customers, and the commercial benefits of being a key supplier to the leaders in the industry.”

First Quarter 2012 Summary
Revenues were $55.5 million, up 23% from $45.3 million in the fourth quarter of 2011 and down 11% from $62.1 million in the first quarter of 2011. Non-GAAP gross margin was 46.3%, compared to 46.6% in the prior quarter and 56.6% in the year-ago period. The slight decline compared to the fourth quarter of 2011 was primarily due to lower service gross margin. Non-GAAP operating

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

income was $4.9 million, compared to $3.8 million in the prior quarter and $17.5 million in the first quarter of 2011.

Non-GAAP net income was $2.9 million or $0.12 per share, compared to $2.3 million or $0.10 per share in the prior quarter and $10.8 million or $0.46 per share in the first quarter of 2011. GAAP net income was $1.7 million or $0.07 per diluted share, compared to a net loss of $0.5 million or $0.02 per share in the prior quarter and net income of $10.5 million or $0.45 per diluted share in the first quarter of 2011.

At March 31, 2012, Nanometrics had $95.5 million in cash and cash equivalents and $163.9 million in working capital. Stockholders' equity, excluding intangible assets, was $189.7 million, or $8.09 per share based on 23.4 million shares outstanding at quarter end.
Business Outlook
Management forecasts a continued strong spending environment in the second quarter of 2012, with revenues in the range of $51 to $54 million. The high demand and accelerated production rates of the Atlas-II will continue to put downward pressure on product gross margin in the second quarter. Management believes that the second quarter will be the low point for gross margin performance, with ongoing improvements in the Atlas-II cost structure taking effect and resulting in improved gross margin performance into the third quarter and beyond. For the second quarter, management expects non-GAAP gross margin in the range of 45% to 46%, GAAP gross margin in the range of 44% to 45%, operating expenses to range from flat to up $0.3 million from the first quarter, and other expenses to be $0.4 to $0.5 million. Management expects second quarter GAAP net earnings in the range of $0.05 to $0.09 per share and non-GAAP net earnings in the range of $0.05 to $0.09 per share.
Conference Call Details
A conference call to discuss first quarter 2012 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, operating income, net income and net income per share, which exclude certain expenses, charges and special items, are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments, restructuring charges, legal settlements, certain discrete tax items and the impact of the timing of the approval of pending elections related to tax treatment of certain foreign subsidiaries, and other unusual and infrequent items to evaluate the company's ongoing performance and to enable comparison to other periods which did not have these unusual and infrequent items. The Company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor's ability to view the company's results from management's perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors, high-brightness LEDs, data storage devices and solar photovoltaics. Nanometrics' automated and integrated systems address numerous process control applications, including critical dimension and film thickness measurement, device topography, defect inspection, overlay registration, and analysis of various other film properties such as optical, electrical and material characteristics. The company's process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics' systems enable device manufacturers to improve yields, increase productivity and lower their manufacturing costs. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics' website is http://www.nanometrics.com.
Forward Looking Statements
This press release contains forward-looking statements including, but not limited to, statements included in the quotation from management, statements regarding the pending approval of tax elections relating to foreign subsidiaries; and statements included in the business outlook section including statements regarding revenue, profitability and product adoption. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from the expectations due to a variety of factors including economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix, our ability to implement supply cost reductions, timing of or failure to obtain IRS approval of certain pending tax elections related to foreign subsidiaries, and increased operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	As of March 31,	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$95,478	$97,699
Accounts receivable, net of allowances of $126 and $117, respectively	38,783	29,289
Inventories	48,978	52,260
Inventories - delivered systems	1,884	1,637
Prepaid expenses and other	10,629	8,119
Deferred income tax assets	9,527	12,406
Total current assets	205,279	201,410

Property, plant and equipment, net	38,255	35,521
Goodwill	11,951	11,990
Intangible assets, net	13,618	14,394
Deferred income tax assets, non - current	3,140	2,864
Other assets	892	1,042
Total assets	$273,135	$267,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,364	$7,975
Accrued payroll and related expenses	7,661	8,837
Deferred revenue	7,648	5,788
Other current liabilities	14,301	16,709
Income taxes payable	588	707
Current portion of debt obligations	775	765
Total current liabilities	41,337	40,781

Deferred revenue, non - current	5,441	4,547
Income taxes payable, non - current	2,411	2,401
Other non - current liabilities	2,151	2,813
Debt obligations, net of current portion	6,551	6,687
Total liabilities	57,891	57,229

Stockholders’ equity:
Common stock, $0.001 par value, 47,000,000 shares
authorized; 23,437,033 and 23,182,771, respectively,
issued and outstanding	23	23
Additional paid - in capital	240,038	236,735
Accumulated deficit	(26,612)	(28,315)
Accumulated other comprehensive income	1,795	1,549
Total stockholders’ equity	215,244	209,992
Total liabilities and stockholders’ equity	$273,135	$267,221

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31
	2012	2011
Net revenues:
Products	$47,858	$53,983
Service	7,634	8,160
Total net revenues	55,492	62,143

Costs of net revenues:
Cost of products	24,819	22,647
Cost of service	4,970	4,341
Total costs of net revenues	30,426	27,220
Gross profit	25,066	34,923

Operating expenses:
Research and development	7,476	5,488
Selling	7,211	6,699
General and administrative	6,081	5,499
Amortization of intangible assets	192	174
Total operating expenses	20,960	17,860
Income from operations	4,106	17,063

Other income (expense):
Interest income	52	40
Interest expense	(269)	(337)
Other, net	(175)	(513)
Total other income (expense), net	(392)	(810)

Income before income taxes	3,714	16,253
Provision for income taxes	2,011	5,743
Net income	$1,703	$10,510

Net income per share:
Basic	$0.07	$0.47
Diluted	$0.07	$0.45

Shares used in per share calculation:
Basic	23,349	22,568
Diluted	23,981	23,397
NANOMETRICS INCORPORATED

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Cash flows from operating activities:
Net income	1,703	10,510
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,087	1,428
Stock-based compensation	1,461	822
Excess tax benefit from equity awards	(645)	(2,236)
Loss on disposal of fixed assets	118	—
Inventory write down	509	273
Deferred income taxes	2,468	1,467
Changes in fair value of contingent payments to Zygo Corporation	8	147
Changes in assets and liabilities:
Accounts receivable	(9,617)	(3,602)
Inventories	(458)	(1,657)
Inventories-delivered systems	(61)	(1,065)
Prepaid expenses and other	(2,337)	562
Accounts payable, accrued and other liabilities	(1,735)	(2,567)
Deferred revenue	2,731	3,393
Income taxes payable	518	3,024
Net cash provided (used in) by operating activities	(3,250)	10,499
Cash flows from investing activities:
Payments to Zygo Corporation related to acquisition	(107)	(61)
Purchases of property, plant and equipment	(962)	(755)
Net cash used in investing activities	(1,069)	(816)
Cash flows from financing activities:
Repayments of debt obligations	(186)	(186)
Proceeds from sale of shares under employee stock option plans and purchase plan	1,214	1,603
Excess tax benefit from equity awards	645	2,236
Taxes paid on net issuance of stock awards	(16)	(23)
Net cash provided by financing activities	1,657	3,630
Effect of exchange rate changes on cash and cash equivalents	441	398
Net increase (decrease) in cash and cash equivalents	(2,221)	13,711
Cash and cash equivalents, beginning of period	97,699	66,460
Cash and cash equivalents, end of period	95,478	80,171

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Mar 31,		Dec 31,		Apri 2,
	2012		2011		2011
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$25,066		$20,710		$34,923
Non-GAAP adjustments:
Amortization of intangible assets	637		410		232
Non-GAAP gross profit	$25,703		$21,120		$35,155

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$4,106		$(528)		$17,063
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	637		410		232
Amortization of intangible assets included in operating expenses	192		156		174
Acquisition-related charges	—		1,277	(a)	—
Legal settlement charges	—		2,500	(b)	—
Total non-GAAP adjustments to operating income	829		4,343		406
Non-GAAP operating income	$4,935		$3,815		$17,469

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$1,703		$(532)		$10,510
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	829		4,343		406
Income tax effect of non-GAAP adjustments	(303)		(1,496)		(146)
Discrete tax adjustment	655	(c)	—		—
Non-GAAP net income	$2,884		$2,315		$10,770

GAAP net income (loss) per diluted share	$0.07		$(0.02)		$0.45

Non-GAAP net income per diluted share	$0.12		$0.10		$0.46

Shares used in diluted income (loss) per share calculation	23,981		23,687		23,397

(a) Includes legal, finance and investment banking fees paid in connection with the acquisition of Nanda Technologies, as well as $474,000 in stock grants made to Nanda employees upon sign-on post close.

(b) Charges associated with the settlement of KLA-Tencor litigation, which was a subsequent event completed in January 2012.

(c) Reflects the tax benefit related to certain first quarter foreign losses, subject to IRS approval of company elections, which is expected in the second quarter. The tax benefit of these first quarter losses will be recorded as a decrease to the second quarter tax provision on a GAAP basis resulting in a combined first and second quarter effective tax rate in the mid 30's.